Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: Investor Relations

(713) 849-9911

IR@flotekind.com

Flotek Industries Announces First Quarter Earnings Conference Call, Details on

Independent Petroleum Association of America Investor Presentation, First Quarter

Operational Highlights

•	Flotek sets first quarter 2011 earnings conference call time and date

•	Flotek provides update on first quarter financial position, operations and balance sheet, announces March 31, 2011 cash balance of approximately $19 million

•	John Chisholm to present at IPAA Investment Conference on Monday, April 11, 2011

HOUSTON, April 11/PRNewswire-FirstCall/ — Flotek Industries, Inc. (“Flotek” or the “Company”) (NYSE: FTK) will host a conference call on Thursday, May 12, 2011 at 7:30 a.m. Central Time to discuss its operating results for the quarter ended March 31, 2011. Flotek intends to provide dial-in information through a press release on May 11, 2011.

Flotek plans to file its 10-Q after the market close on May 11, 2011. In addition, the Company will provide additional details regarding operating results in a press release after the market close on May 11, 2011.

Financial and Operational Update

Continued increases in North American drilling and completion activity as well as continued gains in market share, especially Flotek’s specialty chemicals and drilling tools technologies, are expected to provide improved operating results for the first quarter of 2011. Improved results are also a product of Flotek’s continued focus on new international initiatives, new production applications – especially in the Company’s chemical technologies – and its improved sales and marketing culture.

Although financial results for the first quarter of 2011 have not been finalized, the Company expects revenues for the quarter to exceed $50 million. As noted in the Company’s year-end release, the Company posted approximately $16 million in revenue in both January and February.

Both the chemical and drilling products segments posted solid revenue growth. However, as expected, seasonal pressures – both weather challenges and environmental restrictions – impacted revenues in the Company’s artificial lift segment.

“Considering weather challenges, early-January holiday impacts and a short February sales month, I am proud of Flotek’s accomplishments in the first quarter,” said John Chisholm, Flotek Chairman and President. “The first quarter represents one of Flotek’s strongest quarters of revenue in some time. While something to both acknowledge and be proud of, it also means the bar is set that much higher in future quarters. While understanding we work in a cyclical business that will not always show consistent quarter-over-quarter growth, the Flotek team is focused on continuing to build a world-class company that optimizes the ability to achieve superior returns throughout the business cycle.”

Margins in the first quarter were modestly impacted by an increase in input costs in the Company’s chemical division, costs that should be offset by anticipated price increases to be implemented during the second quarter.

The Company continues to improve its balance sheet. During the quarter, Flotek reduced its Senior Credit Facility by approximately $1.8 million and also paid the semi-annual interest on its convertible notes of approximately $2.9 million. As of March 31, 2011 Flotek’s cash balance was approximately $19.0 million. In addition, the Company’s receivables balance as of March 31, 2011 was approximately $31.1 million.

Warrant exercises provided approximately $4.0 million of additional cash in the first quarter. As of March 31, 2011, the Company had approximately 44.4 million shares outstanding. In addition, approximately 2.5 million warrants remain outstanding issued in conjunction with the August, 2009 preferred unit offering.

During the quarter, Flotek also exercised its right to mandatorily convert preferred stock issued in August, 2009 into shares of Flotek common stock. As a result, the Company issued approximately 4.4 million shares of Flotek common stock to holders of the preferred shares.

“While we are pleased with our progress at Flotek, we are also cognizant that expectations are greater, scrutiny is increased and we must work even smarter to keep the trust and support of our stakeholders and continue to build value throughout 2011,” added Chisholm. “While we will continue to focus on growing revenues, we are also acutely focused on the profitability of revenues and our ability to grow without incurring unnecessary costs.”

As noted, the Company’s chemical and downhole tool divisions provided revenue growth in the quarter while artificial lift revenues were modestly lower than in the fourth quarter, a result of weather delays and environmental impacts.

In the chemicals segment, horizontal drilling activity continues to provide opportunities for Flotek’s complex nano-fluid micro-emulsifiers. In addition, Flotek continues to execute on its strategy to expand its product offerings to reach liquids opportunities, specifically in the Eagle Ford and Niobrara plays. The Company is also developing a series of value-added chemistries to address enhanced oil recovery opportunities.

Flotek continues to build on its reputation as a leader in environmentally friendly oilfield chemistries at a time when increased scrutiny is demanding environmentally-conscious approaches to downhole chemicals. Flotek, which applied for its first patent related to its micro-emulsion chemistry in 2003, continues to work closely with pressure pumping companies and exploration clients to develop chemistry solutions for new drilling and completion technologies that exceed more stringent environmental standards. Flotek’s major pressure pumping and exploration customers continue to rate the Company among the top oilfield environmental stewards.

Flotek’s chemical technologies continue to make steady progress in penetrating international markets. The Company is building on its initial successes in Turkey, Poland and France, continuing to work with its original customers to expand these programs. In addition, the recently announced agreement with Basin Supply is already beginning to provide benefits as the Company is currently bidding two major chemical tenders and providing advanced information on Teledrift capabilities to customers introduced to the Company by Basin. While it is too early to determine whether these particular customers will result in meaningful revenues for Flotek, the Company would not have been aware of the prospects without its relationship with Basin.

Flotek’s drilling products segment continues to benefit from an increase in drilling activity in key domestic basins. The Company has been especially pleased with growth in drilling motor demand, including in liquids rich plays. In addition, the Company is aggressively marketing in newer plays such as the Eagle Ford with encouraging signs of success.

Teledrift continues to gain market share domestically as the Company has retooled its marketing efforts. Among the most exciting opportunities continues to be the Permian Basin where the Company continues to gain market share and improve performance.

“The first quarter is typically among the weakest of the year and, in most years, down from fourth quarter results,” added Chisholm. “It is testament to the hard work and effort of the Flotek team that the first quarter of 2011 bucked that trend and, in fact, was among the top five quarters, in terms of revenue, in the history of the Company. We hope to build on a strong first quarter and continue to post results of which our stakeholders and members of the Flotek team can be proud.”

Presentation at Independent Petroleum Association of America Oil & Gas Symposium

As previously announced, Flotek will make a presentation at the Independent Petroleum Association of America (IPAA) New York Oil and Gas Investment Symposium in New York City on Monday, April 11, 2011. John Chisholm, Chairman and President of Flotek, will present to conference attendees beginning at 2:50 p.m. EDT.

A webcast of Flotek’s IPAA presentation can be accessed at http://www.corporate-ir.net/ireye/conflobby.zhtml?ticker=FTK&item_id=3848702 or by visiting the Company website at http://www.flotekind.com and accessing the Investor Relations section. The presentation will be webcast live beginning at 2:50 p.m. EDT on Monday, April 11, 2011. The presentation slides will be available on the Flotek website coincident with the conference presentation. A replay of the webcast will be available following the presentation on the Flotek website.

About Flotek Industries, Inc.

Flotek is a global developer and distributor of a portfolio of innovative oilfield technologies, including specialty chemicals and down-hole drilling and production equipment. It serves major and independent companies in the domestic and international oilfield service industry. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.”

For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements:

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.